Exhibit 3.6

BYLAWS

OF

THE CHEESECAKE FACTORY INCORPORATED

Amended and Restated on March 6, 2007

ARTICLE I
OFFICES

Section 1. Registered Office.  The registered office of The Cheesecake Factory Incorporated (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings.  The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, in accordance with Section 1 and Section 2 of Article III of these Bylaws, those directors belonging to the class or classes of directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called only by the Chairman of the Board, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Business transacted at all special meetings shall be confined to the matters set forth in the notice.

Section 4.  Notice of Meetings. Written notice of all meetings shall be given stating the place, date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided by the Delaware General Corporation Law, the notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 5.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  Withdrawal of any stockholders present or represented by proxy at any meeting of stockholders shall not cause failure of a duly constituted quorum at that meeting.  Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.  The stockholders present may adjourn the meeting despite the absence of a quorum.

Section 6.  Adjournments.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.  Voting.  Unless otherwise provided by law or by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  In the election of directors, and for any other action, voting need not be by written ballot unless the holders of a majority of the outstanding shares of all classes or stock entitled to vote thereon present in person or by proxy at such meeting or the chairperson of the meeting shall so determine.  Directors shall be elected in accordance with the Certificate of Incorporation and these Bylaws by a plurality of the votes cast at an election by the holders of shares entitled-to vote thereon.  All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 8.  Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy, which is not irrevocable, by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 9.  List of Stockholders Entitled to Vote. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the Corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11.  Notice of Stockholder Nominations and Other Business.  No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any stockholder.  In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder: (a) such stockholder must be a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting;  (b) such stockholder must provide timely notice in writing to the Corporation’s Secretary pursuant to the procedures set forth in this Section 11; (c) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law; (d) if the stockholder, or the beneficial owner on whose behalf any such nomination or proposal is made, provides the Corporation with a Solicitation Notice (as defined in this Section 11), such stockholder or beneficial owner must in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (e) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 11, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice to the Secretary (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule l4a-8 of the Securities Exchange Act of 1934) must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders.   Provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered to, or mailed and received at, the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, or no less than ninety (90) days or more than one hundred twenty (120) days prior to the annual meeting.  In the event that the number of a class of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, it the notice is delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than ten (10) days following the day on which the Corporation makes such public announcement.

The stockholder’s notice pursuant to this Section 11 shall include all of the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all of the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) the name and record address of such stockholder and such beneficial owner; (d) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and beneficial owner; (e) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the nomination or proposal of such business by such stockholder; (g) whether such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (f) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at the annual meeting of stockholders as is brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business (subject to any rules for the orderly conduct of the meeting as may be adopted by the Chairman of the meeting or the Board of Directors).  If the Chairman of an annual meeting determines that any nomination or other business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that nomination or other business was not properly brought before the meeting and such nomination or other business shall not be presented for stockholder action.

Notwithstanding the foregoing provisions of this Section 11, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting, a stockholder must provide notice as required by the regulations promulgated under the Exchange Act.  Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or any successor rule.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. In the event that a special meeting of the stockholders is called pursuant to Section 3 of this Article II for the purpose of electing one or more directors, a stockholder who complies with the procedures in this Section 11 may nominate a person or persons for election to such position(s) as specified in the Corporation’s notice of meeting if: (a) such stockholder is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such special meeting;  (b) such stockholder provides timely notice in writing to the Corporation’s Secretary (including all of the information required by the third paragraph of this Section 11) not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, or no less than ninety (90) days or more than one hundred twenty (120) days prior to the annual meeting.

In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period for the giving of a stockholder’s notice.

For the purposes of this Section 11, a “public announcement” shall include disclosure in a press release issued to a national news service, in a document publicly filed by the Corporation with, or furnished on Form 8-K to, the Securities and Exchange Commission pursuant to the Exchange Act, or other method deemed to be a public announcement under the rules and regulations of the Securities and Exchange Commission.

Section 12.  Inspectors of Election.  Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report of the meeting.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors.  No nominee for the office of director shall be appointed inspector.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The duties of these inspectors shall be as follows:

a.     Ascertain the number of shares outstanding and the voting power of each;

b.     Determine the shares represented at a meeting and the validity of proxies and ballots;

c.     Count all votes and ballots;

d.     Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

e.     Certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

ARTICLE III
DIRECTORS

Section 1.  Number.  The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) members, the precise number thereof to be fixed from time to time by vote of a majority of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

Section 2.  Terms.  The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three—year term.  At the annual meeting of stockholders beginning in 1993 and at each annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 2 of this Article III unless expressly provided by such terms.

Section 3.  Removal.  At any meeting of stockholders properly called for such purpose and with prior notice thereof, all the directors, or all the directors of a particular class, or any individual director, may be removed only for cause by the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

Section 4.  Nomination of Directors.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who: (i) is a stockholder of record on the date of the giving of the notice provided for in Section 11 of Article II and on the record date for the determination of stockholders entitled to vote at such meeting; and (ii) timely complies with all of the procedures set forth in Section 11 of  Article II.  No person shall be eligible for election as a director unless nominated as set forth in this Section 4 of Article III.  If the Chairman of the meeting determines that a nomination was not made as set forth in this Section 4 of Article III, the Chairman shall declare to the meeting that the nomination was defective and that such defective nomination shall be disregarded.

Section 5.  Vacancies.  Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 7.  Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman or any two directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone (including a voice messaging or other system or technology designed to record and communicate messages), electronic mail or other electronic means, facsimile or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meetings may deem necessary or appropriate in the circumstances.

Section 8.  Waiver of Notice.  The transactions of any meeting of the Board of Directors or committee of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof or waives notice by electronic transmission.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors or members of a committee need be specified in any written waiver of notice, consent or any waiver by electronic transmission unless so required by the Certificate of Incorporation.  All such waivers, consents, approvals or copies of waivers by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9.  Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation and these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.  Actions without Meeting.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee thereof.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.  Meetings by Means of Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

Section 12.  Conduct of Meetings.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his or her absence by a chairman chosen by a majority at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 13.  Remuneration.  The directors shall be paid such remuneration, if any, as the Board of Directors may from time to time determine.  Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall, unless the Board of directors shall otherwise determine, be in addition to such director’s salary as such officer or employee or to his or her professional fees as the case may be.  In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any director who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside of the work or service ordinarily required of a director of a corporation.  The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine.  Confirmation by the stockholders of any such remuneration or payment shall not be required.

Section 14.  Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

Section 15.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee and each member thereof shall serve at the pleasure of the Board of Directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence of any such designation of one or more directors as alternate members of any committee, the Board of Directors may fill any vacancy occurring in any such committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  No such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

ARTICLE IV
OFFICERS

Section 1.  General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary.  The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Controllers and other officers.  The same person may hold any number of offices, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.  Election.  The Board of Directors at its first meeting held after each annual meeting of the stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Subject to the rights, if any, of an officer under any contract of employment, any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors at any regular or special meeting thereof.  Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer or the President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.  Chairman of the Board of Directors/Chief Executive Officer.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors.  Unless the Board of Directors shall have elected separately a Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.  President.  The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of

Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors.  If there is no Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 6.  Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors.  The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation.  The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President shall designate from time to time.

Section 7.  Vice Presidents.  At the request of the Chairman of the Board or in his or her absence or in the event of his or her inability or refusal to act, the Board of Directors, the Vice President or the Vice Presidents if there are more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there is no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 8.  Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors shall order, a book of minutes of all meetings of directors, committees of directors, and stockholders.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he or she shall be.  If the Secretary shall be unable, or shall refuse, to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the Chairman of the Board may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, such seal may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9.  Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.  Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1.  Form of Certificates; Uncertificated Stock.   Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed, in the name of the Corporation, by: (a) the Chairman of the Board of Directors, the President or a Vice President; and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Any stock certificate shall also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

Section 2.   Lost Certificates.   The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3.   Transfers.   Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation and, if represented by a certificate, only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate

Section 4.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

therefor, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.  Transfer Agents and Registrars.  The Board of Directors may from time to time appoint one or more transfer agents and registrars in one or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signature of a transfer agent and registrar; and may provide that such certificates shall be transferable in more than one city.

ARTICLE VI
NOTICES

Section 1.  Written Notice.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

Section 2. Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director or stockholder at a meeting of directors, a committee or stockholders shall constitute a waiver of notice of such meeting, except when the director or stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, members of a committee, or stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.  Corporate Seal.  The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

ARTICLE VIII
INDEMNIFICATION

Section 1.  Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct  was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Power to Indemnify in Actions Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her (including attorneys’ fees) in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.  Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even thought less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.  Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 4 of this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 of this Article VIII shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.  Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.  Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation”

shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.  Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any present or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 13.  If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in any judgment or settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX
AMENDMENTS

Section 1.  Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.  Except as otherwise provided in the Certificate of Incorporation, all such amendments must be approved by either the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the entire Board of Directors then in office.

Section 2.  Entire Board of Directors.  As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.